EX-99.(g)(57)

August 13, 2015

State Street Bank and Trust Company

Attn: Mark Mailloux

Channel Center

One Iron Street

Boston, MA 02110

Re:	Additional Funds to Custodian Contract

Ladies and Gentlemen:

Reference is hereby made to the Custodian Contract dated as of July 15, 1991 by and among Goldman Sachs Trust, Goldman Sachs Trust II, Goldman Sachs MLP Income Opportunities Fund, Goldman Sachs MLP and Energy Renaissance Fund, Cayman Commodity-FIMS, Ltd., Cayman Commodity-TTIF, Ltd., Cayman Commodity-MMRA, Ltd. (collectively, the “GS Parties”) and State Street Bank and Trust Company (“State Street”), as amended, modified and supplemented from time to time (the “Custodian Contract”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Contract.

We hereby advise you that Goldman Sachs Trust has established two new series of shares to be known as the Goldman Sachs Focused Value Fund and the Goldman Sachs Global Absolute Return Fund (the “Funds”). The GS Parties hereby request that the Funds be added to the Custodian Contract and that, accordingly, you act as Custodian of the Funds under the terms thereof.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to State Street and retaining one copy for your records.

GOLDMAN SACHS TRUST		GOLDMAN SACHS TRUST II
By: Name: Title:	/s/ Scott M. McHugh Scott M. McHugh Treasurer & Principal Financial Officer	By: Name: Title:	/s/ Scott M. McHugh Scott M. McHugh Treasurer & Principal Financial Officer

GOLDMAN SACHS MLP INCOME OPPORTUNITIES FUND		GOLDMAN SACHS MLP AND ENERGY RENAISSANCE FUND
By: Name: Title:	/s/ Scott M. McHugh Scott M. McHugh Treasurer & Principal Financial Officer	By: Name: Title:	/s/ Scott M. McHugh Scott M. McHugh Treasurer & Principal Financial Officer

CAYMAN COMMODITY-FIMS, LTD.		CAYMAN COMMODITY-TTIF, LTD.
By: Name: Title:	/s/ Scott M. McHugh Scott M. McHugh Director	By: Name: Title:	/s/ Scott M. McHugh Scott M. McHugh Director

CAYMAN COMMODITY-MMRA, LTD.

By: Name: Title:	/s/ Scott M. McHugh Scott M. McHugh Director

Agreed to this 13th day of August, 2015. STATE STREET BANK AND TRUST COMPANY
By: Name: Title:	/s/ Gunjan Kedia Gunjan Kedia Executive Vice President